UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

FATHOM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina
(State or other jurisdiction of incorporation)

001-39412		82-1518164
(Commission File Number)		(IRS Employer Identification No.)

2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518

(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (888) 455-6040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	FTHM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2025, Fathom Holdings Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”) and Scott Flanders and Stephen Murray, who are members of the Company’s Board of Directors (the “Directors”, together with the Investors, the “Purchasers”) pursuant to which the Company agreed to issue and sell an aggregate of 4,338,003 shares (the “Shares”) of the Company’s common stock, no par value (“Common Stock”), consisting of (i) 3,505,364 shares of Common Stock to the Investors at a purchase price of $0.6847 per share, and (ii) 832,639 shares of Common Stock to the Directors at a purchase price of $0.7206 per share, the consolidated closing bid price of the Company’s common stock on the Nasdaq Capital Market on March 10, 2025 (the “Offering”). The Offering was a registered direct offering by the Company to the Investors and there was no placement agent or underwriter in the Offering. The gross proceeds to the Company from the Offering were approximately $3.0 million before deducting related offering expenses.

The Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-276318), which was filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2023 and was declared effective by the SEC on January 11, 2024 (the “Registration Statement”) and any applicable additional prospectus supplements related to the Offering that form a part of the Registration Statement.

The Purchase Agreement contains customary representations, warranties, and agreement by the Company, customary conditions to closing and termination provisions, and customary obligations of the Purchasers.

Pursuant to the Purchase Agreement, the Company agreed to appoint Adam Rothstein to the Company’s Board of Directors (the “Board”), subject to approval by the Board upon the recommendation of the Nominating and Corporate Governance Committee of the Board, to serve as a director until the Company’s 2025 annual meeting of shareholders, or until his successor is duly elected and qualified, which approval shall not be unreasonably withheld and shall be effective upon closing. In connection with the Mr. Rothstein’s appointment to the Board, the Company will also appoint the Director Designee to the Audit Committee, the Nominating and Corporate Governance Committee and to the newly formed Strategy and Innovation Committee of the Board of Directors.

The Offering is expected to close on March 14, 2025.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The opinion of Wyrick Robbins Yates & Ponton LLP, the Company’s legal counsel, regarding the validity of the shares of common stock to be offered and sold under the Purchase Agreement is filed as Exhibit 5.1 hereto.

Item 8.01 Other Events.

On March 11, 2025, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

10.1	Securities Purchase Agreement, dated as of March 10, 2025, by and between Fathom Holdings Inc. and the purchasers signatory thereto.

23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

99.1	Press Release, dated March 11, 2025.

104	The cover pages of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM HOLDINGS INC.

Date: March 11, 2025	By:	/s/ Marco Fregenal
Marco Fregenal
President and Chief Executive Officer